Exhibit 99.1

Allscripts announces first quarter 2017 results

  Bookings total $286 million, 13 percent growth year-over-year
  Revenue grows 20 percent year-over-year; GAAP revenue $413 million, $415 million non-GAAP
  GAAP EPS ($0.11); non-GAAP EPS $0.13
  Company affirms 2017 financial outlook

CHICAGO, May 04, 2017 (GLOBE NEWSWIRE) -- Allscripts Healthcare Solutions, Inc. (NASDAQ:MDRX) (Allscripts) announced its financial results for the three months ended March 31, 2017.

First Quarter and Recent Business Highlights

  U.S. Core Solutions and Services: In the first quarter of 2017, Allscripts saw continued momentum with client expansions and renewals for the Sunrise™ suite utilized by health systems and hospitals. The ambulatory results were also strong in the first quarter, driven by add-on and new sales of Allscripts TouchWorks® EHR and Allscripts Professional EHR™ for independent physician groups.

  Market demand for recurring services, specifically Allscripts Revenue Cycle Management Services, was robust, driving growth in client wallet share as well as attracting new ambulatory clients to Allscripts. Demand also continues to be strong for private cloud hosting, as healthcare providers seek to shift traditional information technology functions to strategic partners.

  Value-Based Care: Demand for Allscripts industry-leading population health platform, CareInMotion™, continues to grow. The first quarter saw new agreements and renewals for connectivity, care transition, analytics, patient engagement and cost management software. First quarter bookings were driven by health systems, hospitals and, increasingly, physician organizations. Allscripts signed several strategic agreements in the first quarter, facilitating the formation of clinically integrated networks among independent physician practices, in a private cloud environment and also released dbMotion Solution™ on a cloud-based platform.

  Allscripts Payer and Life Sciences business achieved a major milestone related to the company’s eChart Courier service, which surpassed the exchange of ten million medical records since its inception in 2015. The company also added a significant new client in the first quarter within this rapidly growing segment of the business.

  Allscripts Global: Allscripts announced that it was accepted into the NHS London Procurement Partnership (LPP) Clinical and Digital Information Systems (CDIS) Framework in both the acute care and innovation categories, providing a platform for continued leadership and growth in the United Kingdom. Allscripts also added a new Sunrise global client in the quarter.

  Community and Post-Acute: Through the Netsmart investment, which was consolidated for financial reporting purposes beginning in April 2016, the company saw continued robust demand for digital platforms in the behavioral, long-term care and home health markets. Netsmart had continued success during the first quarter with both new clients and additional sales into the company’s existing client base.

“Allscripts begins 2017 on a solid footing,” Paul M. Black, Chief Executive Officer of Allscripts, said. “We saw excellent uptake of solutions and services throughout our client base during the first quarter. I am pleased by the continued confidence our clients are placing in us by expanding the breadth of their relationship with the company across clinical, financial and population health offerings. Bookings growth illustrated that our strategy to deliver a complete scope of solutions across the healthcare continuum is paying off, as providers around the world partner with us to lead the change to smarter care. We reiterate the company’s financial outlook for non-GAAP revenue, Adjusted EBITDA and non-GAAP earnings per share in 2017.”

Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. Period-over-period comparability is also affected by the inclusion of Netsmart in consolidated results beginning April 19, 2016.

First Quarter 2017 Bookings, Backlog Highlights

Bookings(1) were $286 million in the first quarter of 2017. This result compares with $252 million in the first quarter of 2016, a 13 percent increase. In terms of bookings mix, software delivery bookings increased 16 percent year-over-year while client services bookings increased 11 percent. Forty-five percent of first quarter 2017 bookings related to software delivery, while the remaining amounts were related to client services.

Contract revenue backlog as of March 31, 2017, totaled more than $4.0 billion, flat compared to the December 31, 2016 amount.

First Quarter 2017 Revenue Details

First quarter 2017 GAAP revenue was $413 million, an increase of 20 percent year-over-year. Non-GAAP revenue totaled $415 million, improving 20 percent year-over-year. Non-GAAP revenue excludes acquisition-related deferred revenue adjustments related to Netsmart and other non-material consolidated affiliates.

Software delivery, support and maintenance revenue totaled $273 million, a 19 percent increase, on both a GAAP and non-GAAP basis in the first quarter of 2017, compared with the first quarter of 2016. Software delivery, support and maintenance revenue consists of all software, hardware, subscription and transaction-related revenue as well as support and maintenance.

Client services revenue totaled $141 million on a GAAP basis and $142 million on a non-GAAP basis in the first quarter of 2017, up 21 and 22 percent, respectively, compared with the first quarter of 2016. Client services revenue consists of recurring managed services and other project-based client services revenue.

Recurring revenue, consisting of subscriptions, recurring transactions, support and maintenance and recurring managed services, increased 23 percent on both a GAAP and non-GAAP basis compared with the first quarter of 2016. Non-recurring revenue, comprised of systems sales and other project-based client services revenue, increased 9 percent on a GAAP basis and 11 percent on a non-GAAP basis compared with the first quarter of 2016.

First Quarter Gross Profit and Operating Expenses

Gross margin in the first quarter of 2017 was 43.2 percent on a GAAP basis and 47.5 percent on a non-GAAP basis, compared with 44.0 and 46.9 percent, respectively, in the first quarter of 2016.

On a GAAP basis, total operating expenses, consisting of selling, general and administrative and research and development expenses, were $160 million, or a 22 percent increase year-over-year.

Non-GAAP operating expenses totaled $141 million, an 18 percent increase year-over-year, due primarily to the Netsmart transaction and previously announced acquisitions executed by Netsmart and Allscripts.

Adjustments made for non-GAAP purposes can impact the directional trends for GAAP versus non-GAAP financial metrics. For a reconciliation of GAAP and non-GAAP items, see the financial tables in this release (Tables 4, 5 and 6).

First Quarter 2017 Net Income and Earnings per Share

GAAP net loss attributable to Allscripts stockholders in the first quarter of 2017 totaled $20 million compared with net income of $2 million in the first quarter of 2016. The net loss includes a $11 million charge for the accretion of redemption preference on the redeemable convertible preferred stock, issued in conjunction with the Netsmart transaction in April 2016.

Non-GAAP net income attributable to Allscripts stockholders in the first quarter of 2017 totaled $23 million, an 8 percent decrease compared with the first quarter of 2016.

GAAP loss per share in the first quarter of 2017 was $0.11, compared with earnings per share of $0.01 in the first quarter of 2016. Non-GAAP earnings per share in the first quarter of 2017 were $0.13, compared with $0.13 in the first quarter of 2016.

First Quarter 2017 Adjusted EBITDA and Cash Flow

Adjusted EBITDA increased to $80 million in the first quarter of 2017, a 29 percent increase compared with the first quarter of 2016.

Cash flow from operations for the quarter ended March 31, 2017, totaled $76 million, unchanged compared to the same period of 2016.

Free cash flow for the quarter ended March 31, 2017, totaled $27 million, compared to $53 million in the same period of 2016. First quarter 2017 free cash flow was impacted by higher levels of investment in internally developed and purchased software.

2017 Financial Outlook Reaffirmation

Allscripts reaffirms its financial outlook for 2017, published originally on January 9, 2017:

  Non-GAAP revenue of between $1.71 billion and $1.74 billion;
  Adjusted EBITDA of between $345 million and $365 million, consisting of:
    Allscripts, excluding Netsmart, Adjusted EBITDA of between $255 million and $265 million, and
    Netsmart Adjusted EBITDA of between $90 million and $100 million; and
  Non-GAAP earnings per share growth of between 10 to 15 percent

Allscripts financial outlook going forward is based on consolidated Adjusted EBITDA, reflecting 100 percent contribution from Netsmart.

Allscripts provides financial guidance for revenue, Adjusted EBITDA and earnings per share on a non-GAAP basis. Allscripts non-GAAP revenue guidance excludes the impact of acquisition-related deferred revenue adjustments.

In providing financial guidance, the Company does not reconcile non-GAAP revenue, Adjusted EBITDA or non-GAAP earnings per share guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP revenue and net income are either outside of its control and/or cannot be reasonably predicted.

For a reconciliation of other non-GAAP items, see the explanation of non-GAAP financial measures as well as the non-GAAP financial reconciliation tables in this release (Tables 4, 5 and 6).

Conference Call:

Allscripts will conduct a conference call today, Thursday, May 4, 2017, at 4:30 PM Eastern Daylight Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13658994.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13658994.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes
(1) Bookings reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts
Allscripts (NASDAQ:MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2017 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:
Seth Frank
312-506-1213
seth.frank@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
concetta.Rasiarmos@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under “2017 Financial Outlook Reaffirmation”. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the expected financial contribution and results of the Netsmart joint business entity, including consolidation for financial reporting purposes; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; security breaches; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$104.4	$96.6
Accounts receivable, net	414.6	405.1
Prepaid expenses and other current assets	108.2	102.6
Total current assets	627.2	604.3
Available for sale marketable securities	74.4	149.1
Fixed assets, net	153.2	148.8
Software development costs, net	175.4	163.9
Intangible assets, net	720.4	741.4
Goodwill	1,928.4	1,924.1
Deferred taxes, net	3.0	2.8
Other assets	117.0	97.8
Total assets	$3,799.0	$3,832.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131.1	$126.1
Accrued expenses	69.5	86.1
Accrued compensation and benefits	55.2	64.3
Deferred revenue	412.6	363.8
Current maturities of long-term debt	18.3	15.2
Non-recourse current maturities of long-term debt - Netsmart	2.5	2.5
Current maturities of capital lease obligations	9.2	9.1
Total current liabilities	698.4	667.1
Long-term debt	712.7	717.9
Non-recourse long-term debt - Netsmart	576.7	576.9
Long-term capital lease obligations	8.7	9.9
Deferred revenue	18.0	18.0
Deferred taxes, net	140.0	141.8
Other liabilities	56.9	39.7
Total liabilities	2,211.4	2,171.3
Redeemable convertible non-controlling interest - Netsmart	398.6	387.7
Total Allscripts Healthcare Solutions, Inc.'s stockholders' equity	1,147.8	1,232.5
Non-controlling interest	41.2	40.7
Total stockholders’ equity	1,189.0	1,273.2
Total liabilities and stockholders’ equity	$3,799.0	$3,832.2

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Software delivery, support and maintenance	$272.5	$229.2
Client services	141.0	116.4
Total revenue	413.5	345.6
Cost of revenue:
Software delivery, support and maintenance	83.4	75.2
Client services	124.9	100.9
Amortization of software development and acquisition-related assets (a)	26.5	17.6
Total cost of revenue	234.8	193.7
Gross profit	178.7	151.9
Selling, general and administrative expenses	110.9	84.1
Research and development	49.2	47.0
Asset impairment charges	0.0	4.7
Amortization of intangible and acquisition-related assets	7.3	4.2
Income from operations	11.3	11.9
Interest expense and other, net (b)	(20.0)	(6.6)
Equity in net income (loss) of unconsolidated investments	0.3	(2.6)
(Loss) income before income taxes	(8.4)	2.7
Income tax provision	(0.2)	(0.6)
Net (loss) income	(8.6)	2.1
Less: Net income attributable to non-controlling interest	(0.4)	(0.1)
Less: Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(11.0)	0.0
Net (loss) income attributable to Allscripts Healthcare Solutions, Inc. stockholders	($20.0)	$2.0

(Loss) earnings per share - basic and diluted	($0.11)	$0.01

Weighted average common shares outstanding:
Basic	180.8	188.6
Diluted	180.8	190.7

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$12.5	$10.2
Amortization of acquisition-related intangible assets	14.0	7.4
	$26.5	$17.6

(b) Interest expense and other, net are comprised of the following for the periods presented:
	Three Months Ended March 31,
	2017	2016

Non-cash amortization of 1.25% Cash Convertible Notes original issue discount	$3.0	$2.8
Interest expense	15.8	3.6
Amortization of discounts and debt issuance costs	1.4	0.6
Other income, net	(0.2)	(0.4)
Total interest expense and other, net	$20.0	$6.6

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	($8.6)	$2.1
Non-cash adjustments to net (loss) income:
Depreciation and amortization	49.7	34.5
Stock-based compensation expense	7.9	9.9
Other non-cash charges, net	(0.5)	7.1
Total non-cash adjustments to income	57.1	51.5
Cash impact of changes in operating assets and liabilities	27.0	22.3
Net cash provided by operating activities	75.5	75.9
Cash flows from investing activities:
Capital expenditures	(14.5)	(7.8)
Capitalized software	(34.0)	(15.1)
Purchases of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	(4.0)	(0.5)
Sales and maturities of marketable securities and other investments	0.0	0.0
Net cash used in investing activities	(52.5)	(23.4)
Cash flows from financing activities:
Repurchase of common stock	0.0	(37.5)
Proceeds from issuance of redeemable convertible preferred stock	0.0	0.0
Proceeds from sale or issuance of common stock	0.0	0.0
Stock-based compensation-related payments, net	(5.9)	(3.9)
Credit facilities and capital lease borrowings (payments), net	(9.7)	(28.4)
Net cash used in financing activities	(15.6)	(69.8)
Effect of exchange rate changes on cash and cash equivalents	0.4	0.5
Net increase (decrease) in cash and cash equivalents	7.8	(16.8)
Cash and cash equivalents, beginning of period	96.6	116.9
Cash and cash equivalents, end of period	$104.4	$100.1

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Total revenue, as reported	$413.5	$345.6

Acquisition-related deferred revenue adjustments	1.6	0.0
Total non-GAAP revenue	$415.1	$345.6

Gross profit, as reported	$178.7	$151.9

Acquisition-related deferred revenue adjustments	1.6	0.0
Acquisition-related amortization	14.0	7.4
Stock-based compensation expense	2.7	2.7
Transaction-related and other costs (a)	0.1	0.0
Total non-GAAP gross profit	$197.1	$162.0

Income from operations, as reported	$11.3	$11.9

Acquisition-related deferred revenue adjustments	1.6	0.0
Acquisition-related amortization	21.3	11.6
Stock-based compensation expense	8.8	10.4
Transaction-related and other costs (a)	12.8	3.7
Non-cash asset impairment charges	0.0	4.7
Total non-GAAP operating income	$55.8	$42.3

Net (loss) income attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	($20.0)	$2.0
Less: Net loss attributable to non-controlling interest	0.4	0.1
Less: Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	11.0	0.0
Net (loss) income, as reported	($8.6)	$2.1

Acquisition-related deferred revenue adjustments	1.6	0.0
Acquisition-related amortization	21.3	11.6
Stock-based compensation expense	8.8	10.4
Transaction-related and other costs (a)	12.8	3.7
Non-cash asset impairment charges	0.0	4.7
Non-cash charges to interest expense and other	3.0	2.8
Equity in net (income) loss of unconsolidated investments	(0.3)	2.6
Tax effect of adjustments to reconcile GAAP to non-GAAP net income	(16.5)	(12.6)
Tax rate alignment	3.1	(0.3)
Total Non-GAAP net income	$25.2	$25.0
Less: Non-GAAP net income attributable to non-controlling interest	(2.1)	0.0
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$23.1	$25.0

Non-GAAP effective tax rate	35%	35%

Weighted shares outstanding - diluted	182.8	190.7

(Loss) earnings per share - basic and diluted, as reported	($0.11)	$0.01

Non-GAAP earnings per share attributable to Allscripts Healthcare Solutions, Inc. - diluted	$0.13	$0.13

Note: Adjustments to reconcile GAAP to non-GAAP net income are presented gross of tax, with net tax effects included in row titled "Tax effect of adjustments to reconcile GAAP to non-GAAP net income".
(a) Transaction-related and other costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended March 31,
	2017	2016

Legal and other costs	9.0	0.0
Transaction-related costs	3.8	3.7
Total transaction-related and other costs	$12.8	$3.7

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Total revenue, as reported	$413.5	$345.6
Acquisition-related deferred revenue adjustments	1.6	0.0
Total non-GAAP revenue	$415.1	$345.6

Net (loss) income, as reported	($8.6)	$2.1

Acquisition-related deferred revenue adjustments	1.6	0.0
Depreciation and amortization	49.7	34.5
Stock-based compensation expense	8.8	10.4
Transaction-related and other costs	12.8	3.7
Non-cash asset impairment charges	0.0	4.7
Interest expense and other, net (a)	15.6	3.2
Equity in net loss of unconsolidated investments	(0.3)	2.6
Tax (benefit)/provision	0.2	0.6

Adjusted EBITDA	$79.8	$61.8

Adjusted EBITDA margin (b)	19%	18%

(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$75.5	$75.9
Cash flows from investing activities:
Capital expenditures	(14.5)	(7.8)
Capitalized software	(34.0)	(15.1)
Free cash flow	$27.0	$53.0

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, gross margin, operating expense, Adjusted EBITDA, effective income tax rate, net income, earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the Netsmart transaction that is eliminated for GAAP purposes due to purchase accounting adjustments.

  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and transaction-related and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. For the first quarter of 2017, non-GAAP gross margin totaled 47.5 percent, consisting of non-GAAP gross profit of $197.1 million divided by non-GAAP revenue of $415.1 million. For the first quarter of 2016, non-GAAP gross margin totaled 46.9 percent, consisting of non-GAAP gross profit of $162.0 million divided by non-GAAP revenue of $345.6 million. Reconciliations to GAAP gross profit are found in Table 4 within this press release.

  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes transaction-related and other costs and stock-based compensation expense recorded to SG&A and R&D. For the first quarter of 2017, non-GAAP operating expense totaled $141.3 million, consisting of $110.9 million of GAAP SG&A and $49.2 million of GAAP R&D expense and excluding $12.7 million of total transaction-related and other costs and $6.1 million of stock-based compensation expense recorded to SG&A and R&D. For the first quarter of 2016, non-GAAP operating expense totaled $119.7 million consisting of $84.1 million of GAAP SG&A and $47.0 million of GAAP R&D expense and excluding $3.7 million of transaction-related and other costs and $7.7 million of stock-based compensation expense recorded to SG&A and R&D.

  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; transaction-related and other costs; non-cash asset impairment charges; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit).

  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.

  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, transaction-related and other costs, non-cash asset impairment charges, non-cash charges to interest expense and other, and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a tax rate alignment adjustment.

  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of Non-GAAP net income, as described above, with an adjustment to reduce Non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position. For this presentation, Netsmart preferred stock is treated as if it was converted to common stock.

  Non-GAAP earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted in the applicable period.

  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Transaction-related and Other Costs. Transaction-related and other costs relate to certain legal proceedings, consulting, severance and other charges incurred in connection with activities that are considered one-time. For the first quarter of 2017, Allscripts incurred $12.8 million of transaction-related and other expenses associated with the Netsmart joint business entity, as well as other business activities including legal settlements.

Allscripts excludes transaction-related and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013.

Non-Cash Asset Impairment Charges. Asset impairment charges relate primarily to product consolidation activities and the write-down of the carrying value of equity investments in non-consolidated third parties.

Equity in Net Income (loss) of Unconsolidated Investments. Equity in net income (loss) of unconsolidated investments represents Allscripts share of the equity earnings (losses) of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments. The majority of the amount recognized during the quarter ended March 31, 2016 represent our share of the net loss incurred by NantHealth LLC, along with the amortization of cost basis adjustments. Our investment in NantHealth is accounted as an available-for-sale marketable security after NantHealth’s initial public offering in June 2016.

Tax Rate Alignment. Tax adjustment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, gross margin, operating expense, effective income tax rate, net income, earnings per share, Adjusted EBITDA, and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating expense, operating income, net income, earnings per share and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income earnings per share and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.